UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020 (September 18, 2020)

Burgundy Technology Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39474	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093 Boundary Hall, Cricket Square Grand Cayman, KY1-1102 Cayman Islands		N/A (Zip
(Address of principal executive offices)		Code)

(345) 945-7099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	BTAQU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	BTAQ	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	BTAQW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously reported on a Current Report on Form 8-K of Burgundy Technology Acquisition Corporation (the “Company”), on August 31, 2020, the Company consummated its initial public offering (the “IPO”) of 30,000,000 units (“Units”). Each Unit consists of one ordinary share, par value $0.0001 per share (“Ordinary Shares”), and one-half of one warrant (“Warrant”), each whole Warrant exercisable to purchase one Ordinary Share at an exercise price of $11.50 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-240243). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. The Underwriters exercised the over-allotment option in full and on September 18, 2020 purchased an additional 4,500,000 Units (the “Over-Allotment Units”), generating gross proceeds of $45,000,000.

As previously reported on a Current Report on Form 8-K of the Company, simultaneously with the closing of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 950,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit to Burgundy Technology Sponsor Limited (the “Sponsor”), generating total gross proceeds of $9,500,000, pursuant to the Private Placement Units Purchase Agreement, dated August 26, 2020 (the “Private Placement Purchase Agreement”), by and between the Company and the Sponsor. The Private Placement Purchase Agreement provided for a second closing (the “Second Closing”) of the Private Placement simultaneously with the closing of the Over-Allotment Units. Accordingly, on September 18, 2020, the Second Closing of the Private Placement was consummated, resulting in the purchase of an aggregate of an additional 112,500 Private Placement Units by the Sponsor, generating gross proceeds to the Company of $1,125,000.

A total of $346,725,000, comprised of $294,000,000 of the proceeds from the IPO (which amount includes $10,500,000 of the Underwriters’ deferred discount), $44,100,000 of the proceeds from the sale of the Over-Allotment Units (which amount includes $1,575,000 of the Underwriters’ deferred discount) and $8,625,000 of the proceeds of the sale of the Private Placement Units, was deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of August 31, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K on September 4, 2020. The Company’s unaudited pro forma balance sheet as of September 18, 2020, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the Private Placement consummated on the same day is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 18, 2020, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the Underwriters’ exercise of the over-allotment option in full.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Pro Forma Balance Sheet

99.2	Press Release, dated September 18, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

By:	/s/ Leo Apotheker
Name: Leo Apotheker
Title: Co-Chief Executive Officer

By:	/s/ James Scott Mackey
Name: James Scott Mackey
Title: Co-Chief Executive Officer

Date: September 21, 2020